EXHIBIT 99.1

News Release    News Release    News Release    News Release    News Release    News

FOR IMMEDIATE RELEASE

Media Contact:
Marina H. Norville, marina.h.norville@aexp.com,+1.212.640.2832

Investors/Analysts Contacts:
Ken Paukowits, ken.f.paukowits@aexp.com, +1.212.640.6348
Toby Willard, sherwood.s.willardjr@aexp.com, +1.212.640.5574

AMERICAN EXPRESS REPORTS FIRST QUARTER EPS OF $1.34

CARD MEMBER SPENDING AND REVENUE PERFORMANCE ACCELERATE

NEW CARD ACQUISITIONS AND CREDIT QUALITY REMAIN STRONG

New York – April 19, 2017 - American Express Company (NYSE: AXP) today reported first-quarter net income of $1.2 billion, down 13 percent from $1.4 billion in the year-ago quarter, which included certain subsequently discontinued cobrand partnerships. Diluted earnings per share was $1.34, down 8 percent from $1.45 a year ago.

First-quarter consolidated total revenues net of interest expense were $7.9 billion, down 2 percent from $8.1 billion a year ago.  That compared to a year-over-year decline of 4 percent in the prior quarter.  Excluding last year’s Costco-related business and the impact of foreign exchange rates, adjusted revenues net of interest expense grew 7 percent.1  That is up from a year-over-year increase of 6 percent in the prior quarter.1 Those increases primarily reflected higher adjusted Card Member spending and adjusted net interest income.

Consolidated provisions for losses were $573 million, up 32 percent from $434 million a year ago. The increase primarily reflected higher loans, receivables and write-offs.

Consolidated expenses were $5.5 billion, up 1 percent from a year ago. The current quarter reflected higher rewards expenses related to recent product enhancements. The prior year included a benefit of $127 million ($79 million after-tax) from a gain on the sale of the JetBlue cobrand portfolio and an $84 million ($55 million after-tax) restructuring charge.

The effective tax rate for the quarter was 32 percent, down from 35 percent a year ago, due largely to the geographic mix of earnings and certain discrete tax items in the current quarter.

The company’s return on average equity (ROE) was 25.1 percent, up from 23.6 percent a year ago.

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1 Adjusted revenues net of interest expense on an FX-adjusted basis, a non-GAAP measure, excludes from prior-year results estimated revenues from Costco in the United States, Costco U.S. cobrand Card Members and other merchants for out-of-store spend on the Costco cobrand card. Management believes adjusted revenues net of interest expense is useful in evaluating the ongoing operating performance of the company following the end of the Costco U.S. relationship.  See footnote 2 for an explanation of FX-adjusted information and Appendix I for a reconciliation to total revenues net of interest expense on a GAAP basis.

“Our first quarter performance marks a good start to the year with momentum in the consumer and commercial businesses in the U.S. and in key markets internationally,” said Kenneth I. Chenault, chairman and chief executive officer. “The results reflect many of the investments we’ve been making to grow the business, plus continued progress in reducing operating expenses.

“Card Member spending grew 8 percent, adjusted for changes in foreign exchange rates and Costco-related business that was included in the prior year. Loans were up 11 percent and credit indicators remained best in class.

“We acquired 2.6 million new cards across our global issuing businesses during the quarter and continued to broaden our reach among millennials with an expanded merchant network and enhanced benefits and services to earn a greater share of their wallet.

“The last couple of years have been an important transition period and we’ve entered 2017 stronger, more focused and more resilient. There is still work to do, but our underlying performance this quarter gives me added confidence in our ability to deliver our 2017 EPS outlook of $5.60 -$5.80 and position American Express for sustainable growth in the years ahead.”

Segment Results

U.S. Consumer Services reported first-quarter net income of $469 million, down 32 percent from $694 million a year ago. The year-ago period included Costco-related revenues and expenses.

Total revenues net of interest expense decreased 8 percent to $3.0 billion, from $3.3 billion a year ago.

Provisions for losses totaled $294 million, up 55 percent from $190 million a year ago. The increase primarily reflected higher loans and write-offs.

Total expenses were $2.0 billion, up 1 percent from a year ago. The year-ago quarter included Costco-related rewards, offset in part by the above-mentioned JetBlue gain. Rewards expenses in the current quarter included costs related to recent product enhancements.

The effective tax rate was 33 percent compared to 36 percent a year ago

International Consumer and Network Services reported first-quarter net income of $218 million, up 16 percent from $188 million a year ago.

Total revenues net of interest expense were $1.4 billion, up 5 percent (up 6 percent FX-adjusted2) from a year ago. The increase primarily reflected higher Card Member spending, net card fees and loans.

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2 As reported in this release, FX-adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translations into U.S. dollars (i.e., assumes the foreign exchange rates used to determine results for the three months ended March 31, 2017 apply to the period(s) against which such results are being compared). FX-adjusted revenues and expenses constitute non-GAAP measures. Management believes the presentation of information on an FX-adjusted basis is helpful to investors by making it easier to compare the company’s performance in one period to that of another period without the variability caused by fluctuations in currency exchange rates.

Provisions for losses totaled $66 million, down 7 percent from $71 million a year ago.

Total expenses were $1.0 billion, up 3 percent (up 4 percent FX-adjusted2) from a year ago. The increase primarily reflected rewards costs, driven by higher Card Member spending.

The effective tax rate was 25 percent, compared to 26 percent a year ago.

Global Commercial Services reported first-quarter net income of $418 million, down 14 percent from $485 million a year ago. The year-ago period included Costco-related revenues and expenses.

Total revenues net of interest expense were $2.5 billion, up 3 percent from $2.4 billion a year ago, primarily reflecting higher Card Member spending.

Provisions for losses totaled $208 million, up 30 percent from $160 million a year ago. The increase primarily reflected higher receivables, loans and write-offs, as well as a slight increase in delinquencies.

Total expenses were $1.6 billion, up 10 percent from $1.5 billion a year ago. The increase primarily reflected higher rewards expenses, largely driven by recent product enhancements and higher Card Member spending.

The effective tax rate was 34 percent, down from 36 percent a year ago.

Global Merchant Services reported first-quarter net income of $363 million, up 2 percent from $357 million a year ago.

Total revenues net of interest expense were $1.1 billion, down 2 percent from a year ago. The year-ago period included Costco-related revenues.

Total expenses were $505 million, down 3 percent from $521 million a year ago. The decrease reflected lower marketing spending.

The effective tax rate was 36 percent, down from 38 percent from a year ago.

Corporate and Other reported first-quarter net loss of $231 million compared with net loss of $298 million a year ago.

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About American Express

American Express is a global services company, providing customers with access to products, insights and experiences that enrich lives and build business success. Learn more at americanexpress.com, and connect with us on facebook.com/americanexpress, instagram.com/americanexpress, linkedin.com/company/american-express, twitter.com/americanexpress, and youtube.com/americanexpress.

Key links to products, services and corporate responsibility information: charge and credit cards, business credit cards, Plenti rewards program, travel services, gift cards, prepaid cards, merchant services, Accertify, corporate card, business travel, and corporate responsibility.

This earnings release should be read in conjunction with the Company’s statistical tables for the first-quarter 2017, available on the American Express website at http://ir.americanexpress.com and in a Form 8-K filed today with the Securities and Exchange Commission.

An investor conference call will be held at 5:00 p.m. (ET) today to discuss first-quarter earnings results. Live audio and presentation slides for the investor conference call will be available to the general public on the above-mentioned American Express Investor Relations website. A replay of the conference call will be available later today at the same website address.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties.  The forward-looking statements, which address the Company’s expected business and financial performance and which include management’s outlook for 2017, among other matters, contain words such as “believe,” “expect,” “estimate,” “anticipate,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely” and similar expressions.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.  The Company undertakes no obligation to update or revise any forward-looking statements.  Factors that could cause actual results to differ materially from these forward-looking statements, include, but are not limited to, the following:

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the Company’s ability to achieve its 2017 earnings per common share outlook as well as the earnings trajectory for 2017, which will depend in part on the following: revenues growing consistently with current expectations, which could be impacted by, among other things, weakening economic conditions in the United States or internationally, a decline in consumer confidence impacting the willingness and ability of Card Members to sustain and grow spending, the strengthening of the U.S. dollar, a greater erosion of the average discount rate than expected, a greater impact on discount revenue from cash back and cobrand partner and client incentive payments, more cautious spending by large and global corporate Card Members and lower spending on new cards acquired than estimated; the Company’s success in addressing competitive pressures and implementing its strategies and business initiatives, including growing profitable spending from new and existing Card Members, increasing penetration among middle market and small business clients, expanding the Company’s international footprint and increasing merchant acceptance; the level of spend in bonus categories on rewards-based and/or cash-back cards and redemptions of Card Member rewards and offers; the impact of any future contingencies, including, but not limited to, litigation-related settlements, judgments or expenses, impairments, the imposition of fines or civil money penalties, an increase in Card Member reimbursements and changes in reserves; write-downs of deferred tax assets as a result of tax law or other changes; credit performance remaining consistent with current expectations; continued growth of Card Member loans; the ability to continue to realize benefits from restructuring actions and operating leverage at levels consistent with current expectations; the amount the Company spends on Card Member engagement and the Company’s ability to drive growth from such investments; changes in interest rates beyond current expectations (including the impact of hedge ineffectiveness and potential deposit rate increases); the impact of regulation and litigation, which could affect the profitability of the Company’s business activities, limit the Company’s ability to pursue business opportunities, require changes to business practices or alter the Company’s relationships with partners, merchants and Card Members; the Company’s tax rate being in the 33-34% range, which could be impacted by, among other things, the Company’s geographic mix of income being weighted more to higher tax jurisdictions than expected, changes in tax laws and regulation and unfavorable tax audits and other unanticipated tax items; the impact of accounting changes and reclassifications; and the Company’s ability to continue executing its share repurchase program;

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changes in the substantial and increasing worldwide competition in the payments industry, including competitive pressure that may impact the prices charged to merchants that accept American Express cards, competition for cobrand relationships and the success of marketing, promotion or rewards programs;

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the actual amount to be spent on marketing and promotion, as well as the timing of any such spending, which will be based in part on management’s assessment of competitive opportunities; overall business performance; contractual obligations with business partners and other fixed costs and prior commitments; management’s ability to identify attractive investment opportunities and make such investments, which could be impacted by business, regulatory or legal complexities; and the Company’s ability to realize efficiencies, optimize investment spending and control expenses to fund such spending;

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the Company’s rewards expense and cost of Card Member services growing inconsistently from expectations, which will depend in part on Card Member behavior as it relates to their spending patterns and actual usage and redemption of rewards, as well as the degree of interest of Card Members in the value proposition offered by the Company; increasing competition, which could result in greater rewards offerings; the Company’s ability to enhance card products and services to make them attractive to Card Members and to continue to expand the Company’s global lounge collection; and the amount the Company spends on the promotion of enhanced services and rewards categories and the success of such promotion;

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the ability of the Company to reduce its overall cost base by $1 billion on a run rate basis by the end of 2017, which will depend in part on the timing and financial impact of reengineering plans, which could be impacted by factors such as the Company’s inability to mitigate the operational and other risks posed by potential staff reductions, the Company’s inability to develop and implement technology resources to realize cost savings and underestimating hiring and other employee needs; the ability of the Company to reduce annual operating expenses, which could be impacted by, among other things, the factors identified below; the ability of the Company to optimize marketing and promotion expenses, which could be impacted by higher advertising and Card Member acquisition costs, competitive pressures that may require additional expenditures or limit the Company’s ability to reduce costs and an inability to continue to shift Card Member acquisition to digital channels; and the availability of opportunities to invest at a higher level due to favorable business results and changes in macroeconomic conditions;

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the ability to reduce annual operating expenses in 2017 as well as the trajectory for 2017, which could be impacted by the need to increase significant categories of operating expenses, such as consulting or professional fees, including as a result of increased litigation, compliance or regulatory-related costs or fraud costs; the ability of the Company to develop, implement and achieve substantial benefits from reengineering plans; higher than expected employee levels; the impact of changes in foreign currency exchange rates on costs; the payment of civil money penalties, disgorgement, restitution, non-income tax assessments and litigation-related settlements; impairments of goodwill or other assets; management’s decision to increase or decrease spending in such areas as technology, business and product development and sales forces depending on overall business performance; greater than expected inflation; the Company’s ability to balance expense control and investments in the business; the impact of accounting changes and reclassifications; and the level of M&A activity and related expenses;

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the Company’s delinquency and write-off rates and growth of provision expense being higher than current expectations, which will depend in part on changes in the level of loan balances and delinquencies, mix of loan balances, loans and receivables related to new Card Members and other borrowers performing as expected, unemployment rates, the volume of bankruptcies and recoveries of previously written-off loans;

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the Company’s ability to execute against its lending strategy to grow loans, which may be affected by increasing competition, brand perceptions and reputation, the Company’s ability to manage risk in a growing Card Member loan portfolio, and the behavior of Card Members and their actual spending and borrowing patterns, which in turn may be driven by the Company’s ability to issue new and enhanced card products, offer attractive non-card lending products, capture a greater share of existing Card Members’ spending and borrowings, reduce Card Member attrition and attract new customers;

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the possibility that the Company will not execute on its plans to significantly increase merchant coverage, which will depend in part on the success of OptBlue merchant acquirers in signing merchants to accept American Express, which could be impacted by the pricing set by the merchant acquirers, the value proposition offered to small merchants and the efforts of OptBlue merchant acquirers to sign merchants for American Express acceptance, as well as the awareness and willingness of Card Members to use American Express cards at small merchants and of those merchants to accept American Express cards;

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the ability of the Company to capture small business and middle market spending, which will depend in part on the willingness and ability of companies to use credit and charge cards for procurement and other business expenditures, perceived or actual difficulties and costs related to setting up card-based B2B payment platforms, the ability of the Company to offer attractive value propositions and card products to potential customers, competition, the Company’s ability to enhance and expand its payment solutions, and the effectiveness of the Company’s marketing and promotion of its corporate payment solutions and small business card products to potential customers;

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the ability of the Company to grow internationally, which could be impacted by regulation and business practices, such as those favoring local competitors or prohibiting or limiting foreign ownership of certain businesses, the Company’s ability to partner with additional GNS issuers and the success of GNS partners in acquiring Card Members and/or merchants, political or economic instability, which could affect lending and other commercial activities, the Company’s ability to tailor products and services to make them attractive to local customers, and competitors with more scale and experience and more established relationships with relevant customers, regulators and industry participants;

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the Company’s ability to attract and retain Card Members as well as capture the spending and borrowings of its customers, which will be impacted in part by competition, brand perceptions (including perceptions related to merchant coverage) and reputation and the ability of the Company to develop and market value propositions that appeal to Card Members and new customers and offer attractive services and rewards programs, which will depend in part on ongoing investment in marketing and promotion expenses, new product innovation and development, Card Member acquisition efforts and enrollment processes, including through digital channels, and infrastructure to support new products, services and benefits;

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the erosion of the average discount rate by a greater amount than anticipated, including as a result of a greater shift of existing merchants into the OptBlue program, changes in the mix of spending by location and industry, merchant negotiations (including merchant incentives, concessions and volume-related pricing discounts), competition, pricing regulation (including regulation of competitors’ interchange rates in the European Union and elsewhere) and other factors;

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changes affecting the ability or desire of the Company to return capital to shareholders through dividends and share repurchases, which will depend on factors such as approval of the Company’s capital plans by its primary regulators, the amount the Company spends on acquisitions of companies and the Company’s results of operations and capital needs in any given period;

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the Company’s deposit rates increasing faster or slower than current expectations due to market pressures, regulatory constraints or changes in interest rates, which could affect the Company’s net interest yield;

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legal and regulatory developments, including with regard to broad payment system regulatory regimes, actions by the CFPB and other regulators and the stricter regulation of financial institutions, which could require the Company to make fundamental changes to many of its business practices; exert further pressure on the average discount rate and GNS volumes; result in increased costs related to regulatory oversight, litigation-related settlements, judgments or expenses, restitution to Card Members or the imposition of fines or civil money penalties; materially affect capital or liquidity requirements, results of operations, or ability to pay dividends or repurchase of stock; or result in harm to the American Express brand; and

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factors beyond the Company’s control such as changes in global economic and business conditions, consumer and business spending, the availability and cost of capital, unemployment rates, geopolitical conditions (including potential impacts resulting from the proposed exit of the U.K. from the European Union), foreign currency rates and interest rates, as well as fire, power loss, disruptions in telecommunications, severe weather conditions, natural disasters, health pandemics, terrorism, cyber attacks or fraud, all of which could significantly affect spending on American Express cards, delinquency rates, loan balances and results of operation or disrupt the Company’s global network systems and ability to process transactions.

A further description of these uncertainties and other risks can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and the Company’s other reports filed with the Securities and Exchange Commission.

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American Express Company					(Preliminary)
Appendix I
Reconciliations of Adjustments
(Millions, except percentages)

			YOY % Change			YOY % Change
	Q1'17	Q1'16		Q4'16	Q4'15
Adjusted Total Revenues Net of Interest Expense
Total revenues net of interest expense	$7,889	$8,088	(2)	$8,022	$8,391	(4)
Estimated Costco-related revenues (A)	-	662		-	757
Adjusted Total revenues net of interest expense	$7,889	$7,426	6	$8,022	$7,634	5
FX-adjusted adjusted Total revenues net of interest expense (B)	$7,889	$7,401	7	$8,022	$7,535	6

(A)
Represents estimated Discount revenue from Costco in the U.S. for spend on American Express cards and from other merchants for spend on the Costco cobrand card as well as Other fees and commissions and Interest income from Costco cobrand Card Members.

(B)
FX-adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translation into U.S. dollars (i.e. assumes the foreign exchange rates used to determine results for Q1'17 apply to the period(s) against which such results are being compared).  The Company believes the presentation of information on an FX-adjusted basis is helpful to investors by making it easier to compare the Company's performance in one period to that of another period without the variability caused by fluctuations in currency exchange rates.